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                                                                      EXHIBIT 99

                     BTG TO ACQUIRE RESEARCH PLANNING, INC.

Fairfax, Virginia - April 2, 2001 - BTG, Inc. (Nasdaq: BTGI), an information systems and technical services company, announced that it will acquire Research Planning, Inc., a privately held, professional services company headquartered in Falls Church, Virginia. Under the terms of the agreement, BTG will pay $9 million in cash to acquire 100 percent of RPI's outstanding shares. The transaction is expected to be completed today.

RPI has over 400 employees, the majority of whom are based in the Washington, D.C. area. The company provides services in defense programs, emergency management, and range technology and base support to customers in Department of Defense and Federal civilian agencies, state governments and commercial firms, as well as planning support to metropolitan areas and other customers.

BTG has over 1,400 employees nationwide providing solutions to complex information technology issues for government and commercial clients. The company specializes in intelligence systems, knowledge management, and information and network security.

BTG President and CEO Ed Bersoff pointed to the similarity in culture of the two companies: "RPI is a particularly good fit for BTG. Its focus has been on providing consistent, superior, profitable performance, emphasizing quality and innovation to its customers. BTG has the same commitment to customer satisfaction and outstanding performance."

In addition, Bersoff said, over 90% of RPI's employees hold security clearances, which are critical to meeting the requirements of many of the contracts held by both RPI and BTG. The two companies serve many of the same customers, including the Joint Chiefs of Staff, the U.S. Special Operations Command, the U.S. Joint Forces Command, and the Department of Justice. RPI also expands BTG's customer base with its work for the Federal Emergency Management Agency (FEMA) and certain other federal organizations such as the Departments of State, Energy, and Health and Human Services.

RPI President and CEO Reynaldo P. Maduro, Sr., who founded the company in 1987, said the acquisition by BTG is very exciting and positive for RPI's staff. "Becoming part of a larger, public company is the next step for advancement in their careers. This will give our people new professional and technical opportunities and allow them to grow. They are responsible for our success in delivering services effectively and efficiently." In addition to 250 employees in the Washington area, RPI has concentrations of employees in China Lake, California, the Kennedy Space Center in Florida, and Ft. Walton Beach, Florida. Other employees work at client sites and projects throughout the United States and overseas.

                               - more to follow -


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BTG to Acquire Research Planning, Inc.
April 2, 2001
Page 2

Bersoff said RPI's experience and customer base both expand and strengthen the services BTG offers to its customers:

     - Both BTG and RPI support a wide range of high-level consulting and analysis services, modeling and simulation, engineering and technical support, enterprise management, and logistics and training.

     - RPI provides a new dimension of support to defense agencies with its Range Technology and Base Support Division. The company's expertise includes sea and land-based threat systems in the electronic combat area, as well as management and support for government and commercial installations worldwide. Clients include NASA, the U.S. Air Force, and the U.S. Navy.

     - RPI's Emergency Management Division provides support to local, state, federal, and corporate entities in preparing for natural, technological, and man-made disasters, including acts of terrorism. These include comprehensive analysis and development of emergency plans, identification of hazards, risk assessments, emergency response procedures, logistics and management of emergency supplies and equipment, and design and conduct of field exercise and training programs.

     - In addition, both companies support evolving technology business areas. RPI is focusing on information operations, network security, and wargaming, while BTG's new practice areas include technology in schools, mobile computing, e-commerce, and litigation systems for the judicial sector.

More information about BTG is available on the Web at www.btg.com, by e-mail at info@btg.com, or by calling 703-383-8140.


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BTG-01-07

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